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                                                                    EXHIBIT 23.3


                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) of Alrenco, Inc. and to the incorporation by reference therein of our report dated November 4, 1996 with respect to the financial statements of Action TV & Appliance Rental, Inc. for the year ended December 31, 1995 included in the Registration Statement (Form S-4 No. 333-44451) of Alrenco, Inc. filed with the Securities and Exchange Commission.


                                            ERNST & YOUNG LLP

Dallas, Texas

May 12, 1998